Exhibit 15.1

ELECTION FORM

This Election Form pertains to all of the shares of common stock and/or preferred stock (the “Subject Shares”) of Frontenac Bancshares, Inc. (“Frontenac”) owned by the undersigned at the time of consummation of the merger (the “Effective Time”) of Frontenac with and into Royal Acquisition, LLC, a wholly owned subsidiary of Royal Bancshares, Inc. (“Royal”). The undersigned hereby acknowledges receipt of the Proxy Statement/Offering Circular of Frontenac and Royal (“Proxy Statement”) dated May 16, 2016.

This Election Form pertains to ALL Subject Shares held in the individual name of each signatory person or entity as well as to ALL Subject Shares held in the joint names of each signatory person or entity and any other joint owners as of the Effective Time.

The undersigned hereby elects to receive the following merger consideration for All Subject Shares held at the Effective Time (check one):

☐	Shares of Class AA Common Stock of Royal

☐	Cash

DATED this              day of                     , 2016.

Print Name of Shareholder	Print Name of Shareholder

Signature	Signature

INSTRUCTIONS:

Insert date of signing and print your name in the space provided in exactly the way your shares are registered (i.e., as your name appears on your stock certificate). Sign exactly as your name is printed. Where stock is issued in two or more names, it is preferable that all sign. If signing as attorney, administrator, executor, trustee, guardian, conservator, custodian, or other fiduciary, give full title as such. A corporation, limited liability company, partnership, or other entity should sign by an authorized officer or representative.

Mail your Election Form to: Royal Banks of Missouri, attention Mitchell Baden, 13171 Olive Boulevard, St. Louis, Missouri 63141, or use the envelope provided with the Proxy Statement.

To be valid this Election Form must be received by Royal Banks of Missouri, the exchange agent under the Merger Agreement, no later 5:00 p.m. on June 9, 2016. In the absence of a properly completed and executed Election Form received by Royal Banks of Missouri in a timely manner, a shareholder will be deemed to have elected to receive Royal Class AA Common Stock.

Shareholders of Frontenac are urged to read carefully the entire Proxy Statement prior to completing their Election Form.